Tesco Corporation Reports Q1 2011 Results

For Immediate Release
Trading Symbol:
"TESO" on NASDAQ
May 5, 2011

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today reported net income for the quarter ended March 31, 2011 of $5.0 million or $0.13 per diluted share. This compares to net income of $2.2 million, or $0.06 per diluted share, for the first quarter of 2010, and a net income of $1.2 million, or $0.03 per diluted share, for the fourth quarter of 2010. Revenue was $105.6 million for the quarter ended March 31, 2011, compared to revenue of $86.1 million for the comparable period in 2010 and $114.2 million for the fourth quarter of 2010.

Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented "Our top drive business continued to shine in the first quarter.  While revenues were down sequentially from the fourth quarter, our top drive backlog grew nicely during the quarter.  We ended the quarter with a backlog of 43 units.  We also had a strong quarter in top drive rentals; in fact the highest quarterly rental revenue in our history.  Our tubular services margins also improved from the fourth quarter despite reduced activity in North America due to severe weather.  We continue to believe that we are well positioned to take advantage of an improving market in 2011."

Summary of Quarterly Results
( in millions of U.S. $) Unaudited
	Quarter 1		Quarter 4
	2011	2010	2010
Revenue:
Top Drive:
Sales	$25.0	$17.1	$30.8
Rental services	33.2	24.1	31.7
Aftermarket sales and service	12.2	10.9	14.5
	70.4	52.1	77.0
Tubular Services :
Proprietary	24.5	25.8	26.9
Conventional	7.8	5.5	5.8
	32.3	31.3	32.7

CASING DRILLINGTM	2.9	2.7	4.5
Total revenue	$105.6	$86.1	$114.2

Operating income (loss):
Top Drives	$21.7	$12.4	$21.5
Tubular Services	1.8	3.5	1.1
CASING DRILLINGTM	(3.1)	(2.8)	(3.0)
Research and Engineering	(2.9)	(1.6)	(3.2)
Corporate/Other	(9.3)	(8.5)	(9.8)
Total operating income (loss)	$8.2	$3.0	$6.6

Q1 2011 Financial and Operating Highlights

Top Drives Segment

●
Revenue from the Top Drive segment for Q1 2011 was $70.4 million, a decrease of 9% from revenue of $77.0 million in Q4 2010, primarily due to a decrease in the number of Top Drive sales during the current quarter and decreased after-market sales and service activity. Revenue for Q1 2010 was $52.1 million.

o Top Drive sales for Q1 2011 included 18 units (17 new and 1 consignment), compared to 24 units (23 new and 1 used) sold in Q4 2010 and 14 units sold in Q1 2010 (12 new, 1 from the rental fleet and 1 consignment).

o Operating days for the Top Drive rental fleet were 6,870 for Q1 2011 compared to 6,931 in Q4 2010 and 5,373 for Q1 2010.  The financial impact from the slight decline from Q4 2010 in operating days was more than offset by higher day rates due to increased demand on a global basis.

o Revenue from after-market sales and service for Q1 2011 was $12.2 million, a decrease of 16% from revenue of $14.5 million in Q4 2010. Revenue for Q1 2010 was $10.9 million.
●
Our Top Drive operating margins were 31% in Q1 2011, an increase of 3% from 28% in Q4 2010 and an increase of 7% from 24% in Q1 2010.  These increases from prior quarters are primarily related to increased revenue in our top drive rental business.

●
At March 31, 2011, Top Drive backlog was 43 units, with a potential revenue value of $57.4 million, versus 25 units at December 31, 2010, with a potential revenue value of $33.0 million. This compares to a backlog of 18 units at March 31, 2010, with a potential revenue value of $25.9 million. Today, our backlog stands at 50 units.

Tubular Services Segment

●
Revenue from the Tubular Services segment for Q1 2011 was $32.3 million, a decrease of 1% from revenue of $32.7 million in Q4 2010.  Revenue was $31.3 million in Q1 2010.  Revenue increased from Q1 2010 due to increased demand from customers active in shale oil and gas exploration and production in North America, partially offset by a decline in MCLRS proprietary tubular services of $2.6 million due to the continued effects of the drilling moratorium imposed in 2010 in the Gulf of Mexico. We performed a total of 819 proprietary casing running jobs in Q1 2011 compared to 823 in Q4 2010 and 797 in Q1 2010.  We remain focused on converting the market to running casing with our proprietary CDS™ technology.

●
Operating income in the Tubular Services segment for Q1 2011 was $1.8 million, compared to $1.1 million in Q4 2010 and $3.5 million in Q1 2010. Operating income deteriorated for the three months ended March 31, 2011 as compared to the same period in 2010 despite increased revenue due the difference in margins between the MCLRS work lost in the first quarter of 2011 due to the Deepwater Horizon explosion and temporary moratorium and the increase in less profitable on-shore work.  In addition, inclement cold weather within the United States during the month of February 2011 negatively impacted our Tubular Services margins.

CASING DRILLINGTM Segment

●	CASING DRILLINGTM revenue in Q1 2011 was $2.9 million compared to $4.5 million in Q4 2010. Revenue for Q1 2010 was $2.7 million.
●	Operating loss was $3.1 million in our CASING DRILLINGTM segment for Q1 2011. This compares to an operating loss of $3.0 million in Q4 2010 and $2.8 million in Q1 2010.

Other Segments and Expenses

●
Corporate costs for Q1 2011 were $9.3 million, compared to $9.8 million for Q4 2010 and $8.5 million in Q1 2010. Total selling, general and administrative costs in Q1 2011 were $11.7 million compared to $13.0 million in Q4 2010 and $10.8 million in Q1 2010.  Corporate costs increased from Q1 2010 due to increased incentive stock compensation expense of $0.8 million.

●
Research and engineering costs for Q1 2011 of $2.9 million decreased slightly from $3.2 million in Q4 2010 and increased from $1.6 million in Q1 2010 as we continue to invest in the development, commercialization and enhancements of our proprietary technologies.

●	Our effective tax rate for Q1 2010 was 35% compared to Q4 2010 at 77% and 32% in Q1 2010.

Quarterly Financial Condition

●
At March 31, 2011, cash and cash equivalents were $46.8 million, compared to $60.6 million at December 31, 2010.  During the first quarter of 2011, we utilized cash and cash equivalents primarily to purchase inventory and make capital investments for sales and growth opportunities.

●
Total capital expenditures were $7.3 million in Q1 2011, compared to $15.1 million in Q4 2010 and $2.5 million in Q1 2010.  We project our total capital expenditures for 2011 to be between $55 million and $65 million, based on current market conditions.

________________

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter 2011 tomorrow (Friday, May 6, 2011) at 10:00 a.m. Central Time.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 63027723.  The conference call and all questions and answers will be recorded and made available until June 6, 2011. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 63027723. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl (713) 359-7000
Tesco Corporation

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A – Risk Factors" in our annual report on Form 10-K filed for the year ended December 31, 2010 and "Part II, Item 1A – Risk Factors" in our quarterly report on Form 10-Q to be filed for the quarter ended March 31, 2011 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Tesco Corporation
(in millions of U.S. Dollars, except earnings per share)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
	2011	2010
	(Unaudited)

Revenue	$105.6	$86.1

Operating expenses
Cost of sales and services	82.8	70.7
Selling, general and administrative	11.7	10.8
Research and engineering	2.9	1.6
	97.4	83.1
Operating income	8.2	3.0
Interest expense, net	0.3	––
Other (income) expense, net	0.2	(0.2)
Income before income taxes	7.7	3.2
Income taxes	2.7	1.0
Net income	$5.0	$2.2

Earnings per share:
Basic	$0.13	$0.06
Diluted	$0.13	$0.06
Weighted average number of shares:
Basic	38,076	37,759
Diluted	38,753	38,710

CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$46.8	$60.6
Accounts receivable, net	86.7	72.9
Inventories	69.6	59.2
Other current assets	32.7	33.3
Current assets	235.8	226.0
Property, plant and equipment, net	180.9	182.7
Goodwill	29.4	29.4
Other assets	17.2	16.8
	$463.3	$454.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$27.1	$23.8
Accrued and other current liabilities	49.5	49.4
Current liabilities	76.6	73.2
Long-term debt	––	––
Other liabilities	1.1	1.1
Deferred income taxes	3.4	4.9
Shareholders' equity	382.2	375.7
	$463.3	$454.9

Non-GAAP Measure - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 1		Quarter 4
	2011	2010	2010
Net income under U.S. GAAP	$5.0	$2.2	$1.2
Income tax expense	2.7	1.0	3.8
Depreciation and amortization	9.3	8.8	9.7
Interest expense, net	0.3	––	0.3
Stock compensation expense (non-cash)	2.5	1.5	2.0
Adjusted EBITDA	$19.8	$13.5	$17.0

Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments and depreciation and amortization. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

▪
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

▪
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

▪
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses Adjusted EBITDA:

▪
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

▪	as one method we use to evaluate potential acquisitions;
▪	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;
▪	to assess compliance with financial ratios and covenants included in our credit agreements; and
▪	in communications with investors, analysts, lenders, and others concerning our financial performance.